UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): January 31, 2007 (October 1, 2006)

PRO-FAC COOPERATIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)
0-20539	16-6036816

(Commission File Number)	(IRS Employer Identification No.)

590 Willow Brook Office Park, Fairport, New York	14450

(Address of Principal Executive Offices)	(Zip Code)

(585) 218-4210

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          Director Dale W. Burmeister notified the Board of Directors of Pro-Fac Cooperative (the “Cooperative”) on October 1, 2006 of his intention not to stand for re-election as a director of the Cooperative at the annual grower meetings to be held in February 2007. Mr. Burmeister’s term as a director of the Cooperative will expire upon election of Mr. Burmeister’s successor at the annual grower meetings in February 2007.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On January 25, 2007, the Board of Directors of the Cooperative amended Article VIII, Sections 1 and 2 of the Cooperative’s Bylaws to clarify the Board’s authority to issue shares of the Cooperative’s capital stock in either certificated or uncertificated form. This summary of changes to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws of Pro-Fac Cooperative, Inc., a copy of which is attached to this Current Report on Form 8-K as Exhibit 3(ii) and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
	3(ii)	Pro-Fac Cooperative, Inc. Bylaws, as amended to January 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-FAC COOPERATIVE, INC.

January 31, 2007	By: /s/ Stephen R. Wright _______________________________
Stephen R. Wright, Chief Executive Officer,
Chief Financial Officer, General Manager and
Secretary
(Principal Executive Officer and Principal
Financial Officer)